UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 29, 2016

(Date of earliest event reported)

METROSPACES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-186559	90-0817201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

888 Brickell Key Dr., Unit 1102 Miami, FL		33131
(Address of principal executive offices)		(Zip Code)

(305) 600-0407

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On February 29, 2016, the Registrant announced that its board of directors had adopted resolutions under which, until February 28, 2017, the Registrant would not adopt, among other things, an amendment to its certificate of incorporation effecting or permitting a reverse split of Registrant’s common stock. The text of these resolutions is as follows:

RESOLVED, that, until February 28, 2017, the Corporation shall not, without the favorable vote of a majority of the shares of common stock, par value $0.000001 per share (the “Common Stock”), held by persons other than the officers and directors of the Corporation and their affiliates (“Independent Stockholders”), (i) adopt any amendment to its certificate of incorporation that effects or permits any combination of the Common Stock (sometimes referred to a “reverse split”) or (ii) adopt any amendment thereto that reclassifies or permits the reclassification of the Common Stock or permits the issuance of another class or series of Common Stock; but the Corporation may, without the favorable vote of Independent Stockholders, merge into another corporation, such that the Common Stock shall be converted into shares of the common stock of such other corporation, provided that such shares, upon such merger, (i) shall be the only class or series of common stock issued by such corporation and (ii) may be immediately sold in the public securities markets in unlimited amounts (except by affiliates of the Corporation or of such corporation); and

RESOLVED FURTHER, that the foregoing resolution shall not be altered, amended or rescinded unless authorized by the favorable vote of Independent Stockholders.

A copy of the press release announcing this event is attached to this report as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
The exhibits listed in the following Exhibit Index are filed as part of this Current Report:

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROSPACES, INC.

By: /s/ Oscar Brito

Oscar Brito

President

Dated: March 8, 2016